Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT (together with its exhibits and schedules, this “Amendment”), dated as of September 14, 2021 (the “Effective Date”), is entered into by and between STARRY, INC., a Delaware corporation (“Starry”), and AEP VENTURES, LLC, a Ohio limited liability company (“AEP”). Each of Starry and AEP may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Strategic Alliance Agreement dated as of June 19, 2020 to jointly deploy a fixed millimeter wave broadband service in Columbus, OH to provide retail internet and VoIP service to customers (the “Alliance Agreement”);

WHEREAS, the Parties entered into an Amended and Restated Strategic Alliance Agreement dated as of May 11, 2021 (the “Amended and Restated Alliance Agreement”) to reflect certain changes to the Alliance Agreement agreed upon by the Parties; and

WHEREAS, the Parties desire to amend the Amended and Restated Alliance Agreement, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual representations, warranties, and agreements contained in this Amendment and in the Alliance Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized Terms used in this Amendment without definition have the meanings given to them in the Amended and Restated Alliance Agreement.

2.	Amendment to Section 1.01. Section 1.01 (Definitions) of the Amended and Restated Alliance Agreement is amended to add the following new defined terms:

“Additional Network Build Period” has the meaning provided in Exhibit A.

“Initial Network Build Period” has the meaning provided in Exhibit A.

3.

Amendment to Section 2.06(h). Section 2.06(h) (Customer Relations) of the Amended and Restated Alliance Agreement is amended to add the following new sentence to the end of such paragraph: “Commencing after the Effective Date, Starry will provide notice to AEP prior to introducing any new pricing tier for residential Service in the Market.”

4.	Amendment to Section 9.02(g). Section 9.02(g) (Termination) of the Amended and Restated Alliance Agreement is amended and restated to read as follows:

“(g) AEP may terminate this Agreement for any reason by providing sixty (60) days prior written notice to Starry at any time following the later of (i) September 15, 2023 and (ii) the one-year anniversary of the date on which at least [***] have been Constructed in accordance with Exhibit A.”

5.	Amendment and Restatement of Exhibit A. Exhibit A to the Amended and Restated Alliance Agreement is amended and restated in the form attached hereto as Exhibit A:

6.	No Other Changes. Except as expressly amended by this Amendment, the Amended and Restated Alliance Agreement remains in full force and effect in accordance with its terms.

7.	Choice of Law. This Amendment will be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

8.	Headings. The headings of the Articles and Sections in this Amendment are provided for convenience of reference only and will not be deemed to constitute a part hereof.

9.

Severability. Should any provision of this Amendment be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision will be deemed null and void, but this Amendment will remain in full force in all other respects. Should any provision of this Amendment be or become ineffective because of changes in applicable Law or interpretations thereof, or should this Amendment fail to include a provision that is required as a matter of law, the validity of the other provisions of this Amendment will not be affected thereby. If such circumstances arise, the Parties hereto will negotiate in good faith appropriate modifications to this Amendment to reflect those changes that are required by applicable Law.

10.

Counterparts; Facsimile/Electronic Signatures. This Amendment may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means (collectively, “Electronic Delivery”), and such execution and delivery will constitute effective execution and delivery as to the Parties. In the event this Amendment is delivered by Electronic Delivery such copies of this Amendment may be used in lieu of the original Amendment for all purposes and signatures so transmitted will be deemed to be original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

AEP VENTURES, LLC	STARRY, INC.

By: /s/ Divya M. Mehta	By: /s/ Alex Moulle-Berteaux
Name: Divya M. Mehta	Name: Alex Moulle-Berteaux
Title: President	Title: Senior Vice President & Chief Operating Officer

Signature Page to Amendment No. 1 to Services Agreement

Exhibit A

Schedule & Performance Milestones

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